EXHIBIT 10.26


                                AMENDMENT NO. 4
                                       TO
                          LOAN AND SECURITY AGREEMENT



     Amendment No. 4 dated as of December 21, 2001 ("Amendment") to Loan and Security Agreement originally dated as of December 28, 1999 and originally among IEC ELECTRONICS CORP. ("IEC" or "Debtor") and IEC ELECTRONICS-EDINBURG, TEXAS INC. ("IEC-Edinburg") and HSBC BANK USA, as Agent ("Agent") and HSBC BANK USA ("HSBC Bank") and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital") as Lenders.

                                   BACKGROUND

     1. Debtor, Agent and Lenders entered into a Loan and Security Agreement dated as of December 28, 1999 and Amendment Nos. 1, 2 and 3 thereto dated as of March 30, 2000, December 1, 2000 and April 24, 2001, respectively (together, the "Agreement"). On or about January 27, 2000, IEC-Edinburg merged into IEC leaving IEC as the sole Debtor under the Agreement. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

     2. Debtor has requested that Agent and Lenders consider waiving certain covenants in the Loan Agreement concerning (i) the Minimum Tangible Net Worth requirement for the period ending September 30, 2001, and (ii) the Minimum Net Income Before Taxes requirement for the period ending September 30, 2001 (collectively, the "Financial Covenant Defaults").

     3. Debtor has also requested that Agent and the Lenders consider amending certain financial covenants in the Agreement in order to allow Debtor more flexibility.

     4. In response to Debtor's requests and subject to all of the terms and conditions set forth herein, the Agent and the Lenders are willing to make certain waivers and amendments to the Agreement as set forth below on the conditions set forth below.

        NOW, THEREFORE, Debtor, the Agent and the Lenders for good and valuable consideration, receipt of which is hereby acknowledged, and in contemplation of the foregoing, hereby agree as follows:

     A. Conditions. The amendments and waivers contained herein shall be granted upon satisfaction of the following terms and conditions:

        1. Debtor shall have paid to Agent for the benefit of the Lenders an amendment fee of $10,000 in consideration of the agreements and waivers herein.

        2. Debtor shall have executed, and shall have caused IEC-Mexico and IEC-FSC to have executed, this Amendment to indicate their consent hereto, and four executed duplicate originals of this Agreement shall have been delivered to Agent.

        3. By January 11, 2002, Debtor shall have executed, and shall have delivered to Agent and Lenders, an original executed Collateral Mortgage in the amount of $1,400,000.00 on the real property owned by Debtor in Arab, Alabama, in form and content satisfactory to Agent and Lenders, along with a survey and title insurance satisfactory to Agent and Lenders, and evidence of the recording of the Collateral Mortgage, and payment of all applicable mortgage recording fees and taxes.

     B. Waivers. Upon fulfillment of the conditions set forth in Section A above, the Debtor, the Agent and Lenders hereby waive the Financial Covenant Defaults. The foregoing consent and waiver is only applicable and shall only be effective in the specific instance and for the specific purpose for which made, is expressly limited to the facts and circumstances referred to herein, and shall not operate as (i) a waiver of, or consent to non-compliance with any other provision of the Agreement or any other Loan Document, (ii) a waiver of any right, power or remedy of either the Agent or any Lender under the Agreement or any Loan Document, or (iii) a waiver of or consent to any Event of Default or Default under the Agreement or any Loan Document.


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


     C. Amendments. Debtor, the Agent and the Lenders agree that upon fulfillment of the conditions set forth in Section A above, the Agreement and the Schedule are amended in the following respects:

        1. Item 1 of the Schedule to the Agreement is hereby deleted in its entirety as of the date hereof and replaced by the following:

          "1. Borrowing Capacity 1.1(e) Borrowing Capacity at any time shall be the net amount determined by taking the lesser of the following amounts:

        (A)     The applicable Maximum Limit of $5,000,000;

                                       or

        (B) The amount equal to the sum of the IEC Borrowing Capacity (as defined below)

        and subtracting from the lesser of (A) and (B) above, the sum of (a) banker's acceptances, plus (b) letters of guaranty, plus (c) Letters of Credit.
                'IEC Borrowing Capacity' at any time shall be the amount equal to the sum of:

                (i)     up to 85% of the IEC Receivables Borrowing Base; and

                (ii) the amount of the IEC Inventory Borrowing Base; provided however, for calculation purposes, in no event shall the amount of the IEC Inventory Borrowing Base be greater than $2,000,000."

        2. Item 18(g) of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following new text:

           "(g) Pricing Grid - Advances and Term Loan. The applicable rates of interest to be charged during each time period listed below for each Prime Rate Loan and Libor Loan made or outstanding hereunder as an Advance or under the Term Note are listed below:

                                 PRICING GRIDS

        A.      ADVANCES

             Period              Prime Rate Option          Libor Rate Option
        =======================================================================

        12/21/01 - 1/31/02      Prime Rate plus 1/2%     Libor Rate plus 325 BP
         2/1/02  - 2/15/02      Prime Rate plus 3/4%     Libor Rate plus 350 BP

        B.      TERM LOAN

             Period              Prime Rate Option          Libor Rate Option
        =======================================================================

        12/21/01 - 1/31/02      Prime Rate plus 3/4%     Libor Rate plus 350 BP
         2/1/02  - 2/15/02      Prime Rate plus 1%       Libor Rate plus 375 BP"


        3. Item 27 of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following new text:

           "27. Permitted Capital Expenditures ( 10.11) Combined for IEC and

                Consolidated Subsidiaries:

                Time Periods                     Maximum Cumulative
                ============                Capital Expenditures (000's omitted)
                                            ====================================

                10/31/01 - 12/31/01                     $650
                10/31/01 -  2/15/02                      800



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

        4. Item 30 (b) of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following new text:

           "(b) Minimum Tangible Net Worth: Debtor shall maintain a consolidated
                Minimum Tangible Net Worth in the amounts set forth below for each fiscal month during the time periods set forth below:

                Time Period(s)          Amount (000's omitted)
                ==============          ======================

                10/31/01                     $16,000
                11/30/01                     $15,550
                12/31/01                     $14,850
                01/31/02                     $14,650


        5. Item 30(c) of the Schedule to the Agreement is hereby deleted in its entirety as of the date hereof and replaced with the following new text:

           "(c) Maximum Debt to Tangible Net Worth: Debtor shall maintain a ratio ('Debt-to-Worth Ratio') of total consolidated liabilities (excluding the principal balance of any debt that is subordinated to the Indebtedness in a manner satisfactory to Agent) to consolidated Tangible Net Worth (as defined above) of no greater than the ratio set forth below for each fiscal month during the time periods set forth below:

                Time Period(s)                  Ratio
                ==============                  =====

                10/31/01 - 11/30/01             1.75 to 1.0
                12/1/01 - 12/31/01              1.80 to 1.0
                01/01/02 - 02/15/02             2.00 to 1.0

        6. Item 30(e) of the Schedule to the Agreement regarding Minimum Cash Flow Coverage Ratio is hereby deleted in its entirety.

        7. Item 30 of the Schedule to the Agreement is hereby amended to add the following new section 30(f) as follows:

           "(f) Minimum EBIT: Debtor shall maintain EBIT (as defined below) at no less than the level set forth below, tested monthly, during the period set forth below:

                Time Period                     Amount (000's omitted)
                ===========                     ======================

                October 2001                    <900>
                November 2001                   <1575>
                December 2001                   <1950>
                January 2002                    <2325>

                "EBIT" means, with respect to the Debtor and its Consolidated Subsidiaries on a consolidated basis, for any period, earnings before interest and taxes and excluding extraordinary events such as restructuring charges or sale of assets not in the ordinary course of business."

        8. Item 32 of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following new text:

                "Initial Term: To expire on February 15, 2002
                Renewal Term: NONE"

        9. Debtor acknowledges that Debtor intends to refinance the Advances and the Term Loans under the Agreement with one or more different lenders on or before the expiration of the Initial Term as amended herein, and agrees that, upon such payment of the Advances under the Agreement, the Term Notes of the Debtor dated December 28, 1999 in favor of the Lenders become due and payable by the terms thereof since such financing would not come from internally generated funds in the ordinary course of business.


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

     D. Reaffirmations.

        1. The Agreement, except as specifically modified hereby, shall remain in full force and effect and Debtor hereby reaffirms the Agreement, as modified by this Amendment, and all collateral and other documents executed and delivered to Agent and the Lenders in connection with the Agreement.

        2. IEC Electronicos, S. de R.L. de C.V. and IEC Electronics Foreign Sales Corporation, by their execution hereof, consent hereto and hereby reaffirm the execution and delivery of their respective Guaranties dated December 28, 1999 and each agrees that its respective guaranty shall continue in full force and effect and shall be applicable to all indebtedness, obligations and liabilities of Debtor to Agent and the Lenders, including without limitation, all indebtedness evidenced by or arising under the Agreement, as modified by this Amendment.

      E. Other Provisions.

        1. Debtor agrees to pay on demand by Agent all expenses of Agent, including without limitation, fees and disbursements of counsel for Agent, in connection with the transactions contemplated by this Amendment, the negotiations for and preparation of this Amendment and any other documents related hereto, and the enforcement of the rights of Agent and the Lenders under the Agreement as amended by this Amendment.

        2. This Amendment shall be governed by and construed under the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of law.

                Agreed to as of the date first set forth above.


IEC ELECTRONICS CORP.                           HSBC BANK USA, as Agent
as Debtor

By:________________________________     By:_________________________________
   Richard L. Weiss, Vice President        Douglas D. Smith
   and Chief Financial Officer             Vice President (6964)


GENERAL ELECTRIC CAPITAL                        HSBC BANK USA, as a Lender
CORPORATION, as a Lender

By:____________________________         By:________________________________
Name:____________________________          Douglas D. Smith
        Duly Authorized Signatory          Vice President (6964)




CONSENTED TO AND AGREED AS OF THIS ____ DAY OF DECEMBER, 2001.


IEC ELECTRONICOS, S. de R.L. de C.V.    IEC ELECTRONICS FOREIGN SALES
as Guarantor                            CORPORATION, as Guarantor

By:________________________________     By:________________________________
     Lawrence W. Swol, Chairman            Richard L. Weiss, Vice President
                                           and Chief Financial Officer




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